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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-77509 and File No. 333-79605) of Navigant International, Inc. of our report dated February 28, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Denver, Colorado
March 24, 2000